Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	The Plunkett Group
wrudolph@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER

FISCAL YEAR 2019 RESULTS

Earnings per share of $0.65; solid performance partially offset by annual preventative maintenance shutdowns

Net Sales of $572.4 million; year-over-year revenue gains across all end-use markets

Backlog up 9% sequentially and 38% year-over-year

Continuing to invest in targeted growth areas including additive manufacturing and soft magnetics

PHILADELPHIA — October 24, 2018 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2018. For the quarter, the Company reported net income of $31.5 million, or $0.65 earnings per diluted share.

“Our first quarter results reflect further execution of our commercial strategy and success in capitalizing on strong market conditions partially offset by our annual preventative maintenance shutdowns at certain key work centers,” said Tony Thene, Carpenter’s President and CEO. “While this created a near-term headwind, our solutions focus continues to generate significant customer response as our backlog increased 9% on a sequential basis and 38% compared to last year.”

“Demand patterns are robust and all five of our end-use markets delivered year-over-year revenue growth.  In the Aerospace and Defense end-use market, engine activity remains near record levels and we are also generating healthy customer demand in other sub-markets. We also continue to experience strong demand for our titanium solutions in the Medical end-use market as we further implement our solutions-focused approach and broaden our relationships with leading industry OEMs.”

“Looking ahead, we are focused on executing our commercial and manufacturing strategies while also strategically investing in targeted growth areas that will enhance our long-term growth profile. This includes our announced acquisition of LPW Technology Ltd., a leader in advanced metal powders and powder lifecycle management solutions for additive manufacturing, and the investment in our high-value soft magnetics portfolio.  These priorities are consistent with our strategic mandate to be a complete solutions provider for our customers and best position Carpenter to deliver increasing long-term value to shareholders.”

Financial Highlights

	Q1	Q1	Q4
($ in millions)	FY2019	FY2018	FY2018
Net Sales	$572.4	$479.8	$618.0
Net Sales Excluding Surcharge (a)	$456.3	$409.8	$494.5
Operating Income	$45.0	$42.2	$59.9
Net Income	$31.5	$23.4	$42.8
Cash Provided from (Used for) Operating Activities	$9.4	$(7.4)	$118.5
Free Cash Flow (a)	$(41.7)	$(44.9)	$55.9

(a)         Non-GAAP financial measures explained in the attached tables

Net sales for the first quarter of fiscal year 2019 were $572.4 million compared with $479.8 million in the first quarter of fiscal year 2018, an increase of $92.6 million (or 19.3 percent), on 3.6 percent higher volume.  Net sales excluding surcharge were $456.3 million, an increase of $46.5 million (or 11.3 percent) from the same period a year ago.

Operating income was $45.0 million compared to $42.2 million in the prior year period. These results primarily reflect stronger end-use market conditions compared to the prior year period as well as the further execution of a solutions-focused commercial approach.

Cash provided from operating activities in the first quarter of fiscal year 2019 was $9.4 million, compared to cash used of $7.4 million in the same quarter last year.  The increase in operating cash flow was primarily related to increased earnings and improving working capital. Free cash flow in the first quarter of fiscal year 2019 was negative $41.7 million, compared to negative free cash flow of $44.9 million in the same quarter last year. Capital expenditures were $41.6 million in the first quarter of fiscal year 2019 compared to $28.9 million in the same quarter last year due to increased investment in target growth areas including additive manufacturing and soft magnetics.

Total liquidity, including cash and available revolver balance, was $411.0 million at the end of the first quarter of fiscal year 2019.  This consisted of $17.0 million of cash and $394.0 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, October 24th at 10:00 a.m. ET, to discuss the financial results of operations for the first quarter of fiscal year 2019. Please dial +1 412-317-9259 for access to the live conference call.  Access to the live webcast will be available at Carpenter Technology’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation (NYSE: CRS) is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical and consumer markets. Founded in 1889, Carpenter has evolved to become a pioneer in premium specialty alloys, including titanium, nickel and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2018, and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions, including LPW Technology Ltd.; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2018	2017

NET SALES	$572.4	$479.8
Cost of sales	480.7	394.1
Gross profit	91.7	85.7

Selling, general and administrative expenses	46.7	43.5
Operating income	45.0	42.2

Interest expense	(6.3)	(7.2)
Other income, net	1.6	0.2

Income before income taxes	40.3	35.2
Income tax expense	8.8	11.8

NET INCOME	$31.5	$23.4

EARNINGS PER COMMON SHARE:
Basic	$0.66	$0.49
Diluted	$0.65	$0.49

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.6	47.1
Diluted	48.2	47.3

Cash dividends per common share	$0.20	$0.18

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$31.5	$23.4
Adjustments to reconcile net income to net cash provided from (used for) operating activities:
Depreciation and amortization	29.7	28.7
Deferred income taxes	1.2	0.6
Net pension expense	2.9	3.6
Share-based compensation expense	3.0	4.2
Net loss on disposals of property and equipment	0.1	0.1
Changes in working capital and other:
Accounts receivable	(3.5)	(1.2)
Inventories	(50.5)	(46.3)
Other current assets	(6.5)	(9.0)
Accounts payable	47.5	15.9
Accrued liabilities	(40.8)	(21.7)
Pension plan contributions	(2.3)	(4.2)
Other postretirement plan contributions	(0.8)	(0.5)
Other, net	(2.1)	(1.0)
Net cash provided from (used for) operating activities	9.4	(7.4)
INVESTING ACTIVITIES:
Purchases of property, plant, equipment and software	(41.6)	(28.9)
Proceeds from disposals of property and equipment	0.1	—
Proceeds from sale of marketable securities	2.9	—
Net cash used for investing activities	(38.6)	(28.9)
FINANCING ACTIVITIES:
Net change in short-term credit agreement borrowings	—	3.3
Dividends paid	(9.6)	(8.6)
Proceeds from stock options exercised	3.2	1.4
Withholding tax payments on share-based compensation awards	(4.1)	(0.2)
Net cash used for financing activities	(10.5)	(4.1)
Effect of exchange rate changes on cash and cash equivalents	0.5	(1.0)
DECREASE IN CASH AND CASH EQUIVALENTS	(39.2)	(41.4)
Cash and cash equivalents at beginning of period	56.2	66.3
Cash and cash equivalents at end of period	$17.0	$24.9

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	June 30,
	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$17.0	$56.2
Accounts receivable, net	381.6	378.5
Inventories	740.5	689.2
Other current assets	49.0	54.9
Total current assets	1,188.1	1,178.8
Property, plant and equipment, net	1,316.8	1,313.4
Goodwill	268.7	268.7
Other intangibles, net	61.7	63.3
Deferred income taxes	4.5	4.3
Other assets	167.9	178.5
Total assets	$3,007.7	$3,007.0

LIABILITIES
Current liabilities:
Accounts payable	$255.9	$214.7
Accrued liabilities	107.5	148.6
Total current liabilities	363.4	363.3
Long-term debt	545.5	545.7
Accrued pension liabilities	285.1	288.8
Accrued postretirement benefits	108.7	108.2
Deferred income taxes	155.7	161.6
Other liabilities	58.6	53.5
Total liabilities	1,517.0	1,521.1

STOCKHOLDERS’ EQUITY
Common stock	278.9	278.6
Capital in excess of par value	310.0	310.0
Reinvested earnings	1,498.8	1,475.9
Common stock in treasury, at cost	(335.9)	(338.8)
Accumulated other comprehensive loss	(261.1)	(239.8)
Total stockholders’ equity	1,490.7	1,485.9
Total liabilities and stockholders’ equity	$3,007.7	$3,007.0

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2018	2017
Pounds sold (000):
Specialty Alloys Operations	62,714	61,190
Performance Engineered Products	2,732	3,526
Intersegment	170	(1,370)
Consolidated pounds sold	65,616	63,346

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$361.5	$325.6
Surcharge	114.0	71.2
Specialty Alloys Operations net sales	475.5	396.8

Performance Engineered Products
Net sales excluding surcharge	108.0	100.5
Surcharge	3.7	0.2
Performance Engineered Products net sales	111.7	100.7

Intersegment
Net sales excluding surcharge	(13.2)	(16.3)
Surcharge	(1.6)	(1.4)
Intersegment net sales	(14.8)	(17.7)

Consolidated net sales	$572.4	$479.8

Operating income:
Specialty Alloys Operations	$52.8	$50.5
Performance Engineered Products	7.3	5.3
Corporate costs	(15.8)	(12.9)
Intersegment	0.7	(0.7)
Consolidated operating income	$45.0	$42.2

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the CalRAM business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
NET SALES AND OPERATING MARGIN EXCLUDING SURCHARGE	2018	2017

Net sales	$572.4	$479.8
Less: surcharge	116.1	70.0
Net sales excluding surcharge	$456.3	$409.8

Operating income	$45.0	$42.2
Operating margin	7.9%	8.8%
Operating margin excluding surcharge	9.9%	10.3%

Management believes that removing the impact of raw material surcharge from net sales and operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. Management uses its results excluding surcharge to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended
	September 30,
FREE CASH FLOW	2018	2017

Net cash provided from (used for) operating activities	$9.4	$(7.4)
Purchases of property, plant, equipment and software	(41.6)	(28.9)
Proceeds from disposals of property and equipment	0.1	—
Dividends paid	(9.6)	(8.6)
Free cash flow	$(41.7)	$(44.9)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END-USE MARKET	2018	2017
End-Use Market Excluding Surcharge:
Aerospace and Defense	$239.6	$215.6
Energy	37.5	28.8
Transportation	31.4	30.6
Medical	39.5	33.4
Industrial and Consumer	74.6	71.7
Distribution	33.7	29.7

Total net sales excluding surcharge	456.3	409.8

Surcharge	116.1	70.0

Total net sales	$572.4	$479.8